                                                                   EXHIBIT(A)(4)

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)
                                       OF

                                 VIASOFT, INC.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) (i) if certificates ("Share Certificates") evidencing shares of common stock, $0.001 par value (the "Common Stock") of Viasoft, Inc., a Delaware corporation (the "Company"), together with associated preferred share purchase rights issued pursuant to the Company's Rights Agreement (the "Rights" and, together with the Common Stock, the "Shares"), are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to EquiServe as Depositary (the "Depositary"), prior to the Expiration Date (as defined in the Introduction to the Offer to Purchase (as defined below)) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by facsimile transmission to the Depositary. See "THE OFFER -- Procedures for Accepting the Offer and Tendering Shares" in the Offer to Purchase.

                        The Depositary for the Offer is:

                                   EQUISERVE

     By First Class Mail:                  By Hand:                  By Overnight Courier:
           EquiServe                 Securities Transfer &                 EquiServe
    Attn: Corporate Actions         Reporting Services, Inc         Attn: Corporate Actions
         P.O. Box 9573                   c/o EquiServe                40 Campanelli Drive
     Boston, MA 02205-9573         100 William St., Galleria          Braintree, MA 02184
                                      New York, NY 10038

                           By Facsimile Transmission:
                                 (781) 575-4826

                             Confirm by Telephone:
                                 (781) 575-4816

                                For Information:
                                 (800) 426-5523

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

     The undersigned hereby tenders to ASG Sub, Inc., a Delaware corporation ("ASG Sub") and a wholly-owned subsidiary of Allen Systems Group, Inc., a Delaware corporation ("Allen Systems"), and Viasoft, Inc., a Delaware corporation (the "Company" and, together with ASG Sub, the "Purchasers"), or either of them, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 4, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures described in "THE OFFER -- Procedures for Accepting the Offer and Tendering Shares" in the Offer to Purchase.

Number of Shares
                ---------------------------------------------------------------

Certificate Nos. (If Available)
                               ------------------------------------------------

-------------------------------------------------------------------------------

[ ] Check box if Shares will be delivered by book-entry transfer to The Depositary Trust Company

Account No.
           --------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                           SIGNATURE(S) OF HOLDER(S)

Dated          , 2000
      ---------

Name(s) of Holder(s)
                    -----------------------------------------------------------
                              PLEASE TYPE OR PRINT

Address
       ------------------------------------------------------------------------

Zip Code
        -----------------------------------------------------------------------

Area Code and Telephone No.
                           ----------------------------------------------------

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

        The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or which is a commercial bank or trust company having an office or correspondent in the United States that is a member in good standing of the Securities Transfer Agent Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, guarantees to deliver to the Depositary, at one of its addresses set forth above, Share Certificates evidencing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares, into the Depositary's account at The Depositary Trust Company, in each case with delivery of a Letter of Transmittal (or facsimile thereof) properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of book-entry delivery, and any other required documents, all within three Nasdaq National Market trading days of the date hereof.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and the certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

   Name of Firm
                ---------------------------------------------------------------

   Authorized Signature
                       --------------------------------------------------------

   Name
       ------------------------------------------------------------------------
                              PLEASE TYPE OR PRINT

   Title
        -----------------------------------------------------------------------

   Address
          ---------------------------------------------------------------------

   Zip Code
           --------------------------------------------------------------------

   Area Code and Telephone Number
                                 ----------------------------------------------
   Dated           , 2000
        -----------
   DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES SHOULD BE SENT TO THE DEPOSITARY WITH YOUR LETTER OF TRANSMITTAL.